UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

February 17, 2015

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2015, Peter M. Wilver, Senior Vice President and Chief Financial Officer of Thermo Fisher Scientific Inc. (the “Company”), notified the Company that he will retire effective March 31, 2016.

Also on February 17, 2015, the Board of Directors of the Company elected Stephen Williamson, 48, currently Vice President, Financial Operations of the Company, to the position of Senior Vice President and Chief Financial Officer of the Company, effective August 1, 2015. Mr. Williamson joined Thermo Fisher in July 2001 as vice president, European financial operations, based in the U.K., and subsequently served as the finance lead for the Informatics and Services, and Environmental Instruments businesses. He was named vice president of finance for Analytical Technologies in 2006, and two years later became vice president of financial operations for the company. Previously, Mr. Williamson held various finance leadership roles with AlliedSignal/Honeywell in the U.S. and Asia-Pacific. He began his career with Price Waterhouse in London and New York. Mr. Williamson holds a BA in accounting and finance from the University of Wales in the U.K. and is a member of the Institute of Chartered Accountants of England and Wales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 17th day of February, 2015.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary